UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Date of report / (Date of earliest event reported)

May 22, 2006/ May 16, 2006

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

American Enterprise Development Corporation
(Name of small business issuer in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

Commission File Number:  333-73872

76-0649310

(I.R.S. Employer Identification No.)

1240 Blalock Rd., Ste. 150, Houston, Texas
(Address of principal executive offices)

77055
(Zip Code)

Issuer's telephone number (713) 266-3700

CURRENT REPORT

FORM 8-K

Item 1.01  Entry Into a Material Definitive Agreement

On May 16, 2006, the Company entered into a material definitive Stock Exchange Agreement with Havoc Distribution, Inc., for the acquisition of all of the issued and outstanding shares of Havoc Distribution Inc. by American Enterprise Development Corporation.  Havoc Distribution will be a wholly owned portfolio company of American Enterprise Development Corporation.  Under the terms of the Exchange Agreement, we agreed to acquire 15 million shares of Havoc Distribution, which represents all of the issued and outstanding shares of the portfolio company in exchange for 45 million shares of unregistered common stock of American Enterprise Development Corporation.  Our former Chairman, Jonathan Gilchrist, was a less than 10% shareholder of Havoc Distribution and a consultant to the acquired portfolio company prior to the date of the acquisition.

Havoc Distribution, Inc. is an energy drink manufacturer and distributor based in Dallas, Texas.  Havoc’s energy drinks contain vitamins, Taurin, caffeine and provide a pleasant tasting energizing beverage.  The Company will focus on licensing certain branding rights from U.S. athletic conferences, professional sports teams and other affinity groups.  Havoc will then market its energy drink products through big box retailers, convenience stores and other retail outlets.  The Company believes this will facilitate rapid market penetration at a cost far lower than trying to market under a unique “Havoc” brand name.

When marketed under a well-know sports brand name, the Company expects the initial purchase of the product will be an impulse buy and consumers to return for follow-on purchased due to the quality and taste of the product.  The Portfolio Company’s business strategy includes:

•	Branding strategy built upon the emotional bond and loyalty that alumni, students and fans feel for their university and its sports program;
•	Reduce brand development costs through the licensing of well recognized brands of sports franchises, universities and affinity groups;
•	Distribution though multipoint retail outlets, convenience stores and clubs;
•	Continued development of high-quality products.

Energy drinks, known as “functional beverages” in the beverage industry, are one of the most rapidly growing beverage categories.  Consumers generally purchase functional beverages to provide hydration, nutritional input, energy stimulation and to contribute to the users overall sense of well-being.

Primary competitors in the energy drink market include “Red Bull,”  Hanson Naturals “Monster” energy drink and “SoBe.”  Competition consists primarily of competition for brand loyalty and taste.  Havoc feels that by licensing well known brand names and by providing a good tasting product, it will effectively capture market share.

Havoc out sources the manufacturing of its products to third-party bottlers.  The Company purchases and arranges for delivery of containers, concentrates, flavors, vitamins, minerals, nutrients, herbs, supplements, labels and other ingredients through third party vendors.

Item 5.01  Changes in Control of Registrant.

As a result of the Stock Exchange Agreement entered into between American Enterprise Development Corporation and Havoc Distribution, Inc. on May 16, 2006, the former shareholders of Havoc Distribution, Inc. now control a majority of the voting common stock of American Enterprise Development Corporation.  As a result, these shareholders could determine the outcome of any matter submitted to the shareholders of the Corporation for a vote, including the election of directors.  Prior to the stock exchange, American Enterprise Development Corporation had 2,464,332 shares of common stock issued and outstanding and after the transaction we have 47,464,332 shares issued and outstanding.  This means that the shareholders of American Enterprise Development Corporation prior to the transaction now own approximately 5.2% of the issued and outstanding shares of the Company with the former owners of Havoc Distribution, Inc. now owning approximately 94.8%.

Security Ownership (at the Close of the Transaction) of Certain Beneficial Owners and Management.  All shares issued are common stock.

Name & Address of Beneficial Owner	Officer Or Director	Amount and Nature of Beneficial Ownership	Percent of Class
Carey Kent Williams, 7606 Kevin Drive, Dallas, Texas 75248	President, Director	12,000,000	25.3%
William Samuel Davis, 7606 Kevin Drive, Dallas, Texas 75248	Director	9,000,000	19%
Wendell Eugene Ormiston, 7606 Kevin Drive, Dallas, Texas 75248		9,000,000	19%
Marco Arce, 7606 Kevin Drive, Dallas, Texas 75248		3,000,000	6%
Andre Niclolson, 7606 Kevin Drive, Dallas, Texas 75248		3,000,000	6%
Jonathan Gilchrist, 1240 Blalock Rd., Ste. 150, Houston, Texas(1)		3,458,000(1)	7.3%
William Carmichael, 1240 Blalock Rd., Ste. 150, Houston, Texas	Director	463,333	1%
Paul Schaefer, 1240 Blalock Rd., Ste. 150, Houston, Texas	Director	126,666	<1%
Robert Wilson, 1240 Blalock Rd., Ste. 150, Houston, Texas	Director	10,000	<1%
All Officers and Directors as a Group:		21,599,999	45.5%

(1)Mr. Gilchrist is the president and a beneficial owner of The Internet Business Factory which owns 2,100,00 shares of common stock acquired in the Transaction;  he is also the President of Goldbridge Capital, LLC, the former investment advisor to American Enterprise Development Corporation, which acquired 720,000 shares in the Transaction.  In addition, Mr. Gilchrist owns 638,000 shares individually.  He is the former Chairman and President of American Enterprise Development Corp.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Prior to January 1, 2006, Goldbridge Capital, LLC acted as the contracted Investment Advisor to American Enterprise Development Corp.  Effective January 1, 2006, the shareholders of the Corporation elected to become a self-managed fund.  Jonathan Gilchrist and James W. Carroll, who were the principals of Goldbridge Capital, also served on the Board of Directors of the Corporation.  Since Goldbridge Capital no longer acts as the Investment Advisor to the Company, Mr. Gilchrist resigned as our Chairman and as a Director on May, 17, 2006. There was no conflict or disagreement with management or the Company.

Carey Kent William was elected by the Board of Directors to fill the remainder of the term of Mr. Gilchrist.

Carey Kent Williams, President, Director.  Mr. Williams, age 47, is an experience entrepreneur who bring both strong leadership and diverse skills to American Enterprise Development Corporation.  Mr. Williams has been engaged in the development and distribution of specialty beverages since 2000 under the brand names “Pitbull” and “Spike” energy drinks.  In 2001, he became Operations Manager for NICO, which manufactured and distributed the “Pitbull” energy drink over an 11 state area.  Since May of 2004, Mr. Williams has owned and operated the distribution of Spike Energy Drink.  He holds a Masters of Education and a B.S. Degree from Texas Tech University.  He played varsity basketball at Texas Tech and was drafted by the Seattle Supersonics of the NBA.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On May 16, 2006, the Board of Directors approved and documents were filed with the Texas Secretary of State increasing the number of authorized shares of common stock from 40 million to 100 million shares.

Item 7.01 Regulation FD Disclosures

Havoc Distribution has entered into a sponsorship and branding agreement with the Big East athletic conference, the Big West Conference and Conference USA.  These agreements include the licensing rights to certain logos and images of the colleges who are members of these conferences along with certain brand exposure at events sponsored by the athletic conference.

Item 9.01 Financial Statements and Exhibits.

The financial statements of Havoc Distribution, Inc. have been acquired by the Corporation and are currently being audited by our auditor.  Audited financial statements and pro forma financial statements will be provided within four days of their receipt by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Enterprise Development Corporation

___//s// Jonathan C. Gilchrist

May 22, 2006